Exhibit 10.2

SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT (this "Agreement") is dated to be effective as of the 11th day of APRIL 2008, and is made and entered by and among AMARIS DEVELOPMENT LC the ("Landlord"), SILVER STAR ENDEAVORS, LLC ("Sublandlord") and SILVER STAR CAPITAL HOLDINGS, INC. ("Subtenant").

INTRODUCTORY PROVISIONS

The following form the basis of and are a part of this Agreement:

A.
AMARIS DEVELOPMENT LC as Landlord, and SILVER STAR ENDEAVORS, LLC, as Sublandlord, entered into an Agreement of Lease dated July 1st, 2004, ("Lease"), a copy of which is attached hereto as Exhibit "A" and made a part hereof for all purposes.

B.	The Lease covers certain demised premises (the “Premises") comprising approximately 4,500 square feet known as 116 South Orange Avenue, Orlando, Florida 32801.

C.
Subject to the terms and provisions of this Agreement, Sublandlord desires to sublet to Subtenant, in accordance with the term of this Agreement, approximately 2,000 square feet of the Premises ("Subleased Premises"), the Subleased Premises being more particularly described by drawing on Exhibit "B" attached hereto and made a part hereof for all purposes, and the leasehold interest with respect to the Subleased Premises being hereinafter referred to as the "Subleased Leasehold"; and Sublessee desires to assume all of Sublessor's obligations with respect to the Subleased leasehold for the Sublease Term.  The Subleased Leasehold, together with all of Sublessor's interest in and to the Subleased Premises, are collectively referred to herein as the "Subleasehold Estate."

NOW, THEREFORE, for the mutual covenants contained herein and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Landlord, Sublandlord and Subtenant hereby agree as follows:

AGREEMENTS

I.
Grant and Assumption of Subleasehold Estate.  As of and from  the commencement of the Sublease Term, Sublandlord hereby sublets to Subtenant, and Subtenant hereby sublets from Sublandlord, the Subleasehold Estate, subject to the terms and provisions contained herein, and Subtenant assumes all of the obligations as tenant under the Lease with respect to the Subleasehold Estate and agrees to perform and comply with the terms and provisions of the Lease as tenant with respect to the Subleasehold Estate to be performed and complied with by the tenant under the Lease, subject to the provisions of this Agreement.

2.
Rental. The obligations of Subtenant to consideration set forth in section 3 by the tenant  to  Sublandlord  under  the  Lease  attributable  to  the  Subleased  Premises  (collectively referred  to  as  "Rental")  shall  run  solely  to  Sublandlord  and  Subtenant  agrees  to  pay  to Sublandlord, in accordance with the payment set below. Subtenant's obligation to pay Rental is an  independent  obligation  and  not  subject  to  any  offset  or  defense  on  account  of  any act  of Landlord or Sublandlord. In the event of a failure by Subtenant to pay the transfer of shares as consideration for the Rental as provided herein in accordance with the terms of this Agreement, Sublandlord,  in  addition  to  any  rights  and  remedies  which  arise at  law  or in  equity, shall  be entitled  to exercise any and all of the rights and  remedies that would be available to Landlord under the Lease in the event of a similar failure by Sublandlord and specified in paragraph 19.

3.	Rent Schedule.

Rent:

Year One: Subtenant shall remit to Sublandlord 2,000,000 shares to be paid on or before April 14, 2008 to Sublandlord’s subsidiary company “PROVINCIAL VENTURES LLC” delivered in certificate form. Such shares must be valid certificates of SILVER STAR CAPITAL HOLDINGS, INC. and will be considered fully tendered when Sublandlord receives the 2,000,000 shares from the Subtenant’s transfer agent First American Stock Transfer in Phoenix, Arizona. Sublandlord will register the Initial Statement of Beneficial Ownership of Securities with EDGAR and Subtenant will provide assistance and guidance in doing such.  No rent shall be due until one year from the date of receipt of stock certificates. Stock certificates are expected by April 14th.  Subtenant may then proceed to build out and obtain its certificate of occupancy as provided in Section 7. The valuation of the one-year lease as consideration is as follows.

Year rent: $48,000.00
Deposit: $10,000.00
Build out not to exceed: $30,000.00

Landlord and Sublandlord acknowledge and agree that upon payment by Subtenant as set forth in the first paragraph, Subtenant will have paid all Rentals due under this Section.

4.
Renewal Options. Subtenant shall have the right to exercise one one-year renewal option at the end of lease term. Said option must be exercised by written notice not less than 120 days prior to the expiration of the then current lease term. Should Subtenant exercise such option, rental rates shall reflect the following: Subtenant shall remit to Sublandlord $4,000.00 to be paid on or before the first day of each month beginning April 14,2009.  The Sublandlord  agrees that the foregoing renewal option is independent of Sublandlord’s obligations to Landlord and specifically granting this renewal option to Subtenant if the following conditions are met:

SILVER STAR CAPITAL HOLDINGS, INC. is:

a)	A registered corporation and actively trading with volume
b)	Subtenant is a fully reporting corporation to the SEC and is current in its reports
c)	All above consideration has been met and no terms of this lease have been defaulted
d)	The primary operations of the leasehold premises are for SSTA operations

5.
Use of Premises. Subtenant may use the Premises for the following purposes: the operations of SSTA as a publicly traded company, and the predominate activities needed to execute SSTA business.  By  execution of this  document  by  Sublandlord  and  Subtenant, they hereby amend and control  the original  provision  stated in  paragraph  6 of  the  Exhibit A.    This amendment hereby narrows the permitted use.

6.
Sublease Term. The term of this Agreement shall be the period commencing on April  14th,  2008  and  ending  on  April  13th,  2009  (the  "Sublease  Term").  The  actual  lease commencement  date  shall  occur  on  the  first  day  after  receipt  of  stock  certificates  to Sublandlord’s subsidiary company “PROVINCIAL VENTURES LLC” in certificate form. Lease is considered fully executed and paid when valid stock certificates are delivered to Sublandlord and the shares are registered on Edgar. The certificate of occupancy and the initial lease term shall end exactly 12 months after the lease commencement date.  It is understood that while Sublandlord is building out the space the lease will still run concurrently for Sublandlord will be allowing Subtenant use of its adjacent leasehold.  This shall continue for an estimated three months and is not limited to longer, if needed.

7.
Operating Expenses.  Subtenant  shall  be  responsible  for  all  utility  expenses including  any  deposits  owed  to the  respective  utility  companies for  the  Subleased  Premises. Sublandlord  represents  that  the  Subleased  Premises  are  separately  metered  for  all  utilities.  Subtenant  shall  also  be  responsible  for  all  other  expenses  related  to  the  operation  of  the business,  including  but  not  limited  to  janitorial,  cleaning  and  trash  removal,  excluding maintenance of alley and entrance

8.
Terms of Lease Binding on Sublease.  Except  as  specifically  set  forth  in  this Agreement to the contrary, the rights and obligations of  Sublandlord and  Subtenant under this Agreement shall be determined by the rights and obligations of the Landlord and Tenant under the Lease, the terms of which Lease are hereby incorporated herein by reference as if set forth herein in their  entirety; and for purposes of incorporating such  terms  into  this Agreement,  the terms  "Landlord”  or  “Lessor"  shall  mean  and  refer  to  Sublandlord,  the  terms  "Tenant”  or “Lessee" shall mean and refer to Subtenant, the term “Demised Premises” shall mean and refer to  the  Subleased  Premises  and  the  term  “Lease  Agreement”  shall  mean  and  refer  to  this Agreement.  In the event of any conflict between the Lease and this Agreement, the provisions of this Agreement will prevail.

9.	Indemnity.

A.
Subtenant  agrees  to  hold  Sublandlord  and  Landlord  harmless  and  to indemnify Sublandlord and Landlord from and against all liability, loss, cost, expense or damage (including  reasonable attorneys’  fees  and  court  costs)  which  Sublandlord  and  Landlord  incur with  respect  to  the  Subleased  Premises  arising  from  or  in  connection  with  (i)  Subtenant’s occupancy of  the Subleased  Premises; (ii) the negligence  or misconduct of  Subtenant  or any Person acting at the instance of Subtenant; or (iii) any breach or default in the performance of any obligation to be performed by Subtenant under the terms of this Agreement.

B.
Sublandlord  agrees  to  hold  Subtenant  harmless  and  to  indemnify Subtenant  from  and  against  all  liability,  loss,  cost,  expense  or damage  (including  reasonable attorneys’ fees and court costs) which Subtenant incurs  with respect to the Demised Premises arising from or  in connection with (i) Subtenant’s occupancy of the Demised Premises; (ii)  the negligence  or  misconduct of Sublandlord or  Landlord  or any  person  acting  at the instance  of Sublandlord or Landlord; or (iii) any breach or default in the performance of any obligation to be performed by Sublandlord or Landlord under the terms of this Agreement or the Lease.

10.
Permitted Exceptions.  This  sublease,  assignment  and  conveyance  is  made subject to any and  all  matters  whether  of record  or not, which affect or relate to the Sublease Estate and  any and all  facts or circumstances which a detailed and thorough inspection of the Subleased Premises and the Building would reveal.

11.
Acceptance of Subleased Premises.    By  acceptance  of  this  Agreement, Subtenant  acknowledges  that  Sublandlord  has  not  made  and  does  not  hereby  make  any express  or  implied  representations  or  warranties  whatsoever  with  respect  to  the  conditions thereof, including without limitation any representation or warranty regarding merchantability or fitness  for  any  purpose,  and  Sublessee  accepts  the  Subleased  Premises  and  Subleasehold Estate “AS IS."   Notwithstanding the foregoing, Sublandlord represents and warrants that the air conditioning unit, electrical outlets and wiring are in good operating condition and repair.  In addition,  the  Subtenant  has  the  right  to  have  the  Subleased  Premises  inspected  following execution of this Agreement.

12.
Security Deposit.  Subtenant as part of consideration with the stock transfer with Sublandlord has valid consideration as set forth in section 3 as security for the performance of all of Subtenant's obligations under this Agreement. Upon expiration of the Sublease Term and upon  satisfaction  of all obligations under this Agreement by Subtenant,  the  deposit is retained by Sublandlord as it will have completed performance of its obligation for a full years rent for the shares  transferred  in  consideration  of  one  years  rent  and  such  deposit  is  deemed  as compensatory for such.

13.	Subtenant Improvements.

A.
Subtenant shall be responsible for and bear all expenses for performing all interior alterations to the Subleased Premises in excess of $30,000.00. When said amount has been exceeded,  Sublandlord  has  met  its obligation  pursuant  to  this lease  and  may at  its discretion wait on additional funds without violating any terms of this agreement. Furthermore, after  6 m months  if  the  build out  is not  complete  due to  lack  of funding  beyond  the documented $30,000.00 spent by Sublandlord for the build  out, the  Sublandlord has the right to  give a 30-day notice to  Subtenant to  leave Sublandlord’s adjacent leasehold.  This lease is in no way a sublease to the adjacent leasehold.

B.
Any and all alterations, additions and fixtures, other than trade fixtures and  equipment, which as a matter of law have become a part of the realty and which in any manner are attached to the floors, walls or ceilings shall, upon the expiration or termination of this Agreement become the property of Sublandlord without any payment by Landlord therefor, provided that Sublandlord may at its option require Subtenant to remove from the Premises at Subtenant's expense all or any portion hereto specified at the expiration of this Agreement.

14.
Right to Assign or Sublet. Subtenant's interest in the Subleasehold Estate is not assignable in whole or in part without the prior written permission of Landlord and Sublandlord. Subtenant may not sublet the Demised Premises for any reason without approval of the Landlord and Sublandlord. Landlord and Sublandlord’s written permission and approval are required.

15.
Repairs and Maintenance of Subleased Premises.  Sublandlord shall be responsible for the repair and maintenance of the roof and general structure of the Subleasehold Estate unless Subtenant makes alterations to the roof, at which time Subtenant will become responsible for the repair and maintenance of the roof.  Subtenant shall be responsible for the maintenance and repair of the remainder of the Subleased Premises including, but not limited to: electrical, plumbing, air conditioning equipment, fixtures, interior wall and wall coverings, flooring, fire extinguishing and warning systems, alarm system, plate glass and other systems.  Subtenant shall obtain an annual maintenance agreement for the heating and air conditioning units and provide a copy to the Sublandlord.

16.	Review of Lease. Subtenant represents that it has read, is familiar with and approves all of the provisions of the Lease.

17.
Notices. For the purpose of this Agreement, all notices required to be given in writing shall be deemed delivered to Subtenant if directed through the United States Mail, registered or certified mail, return receipt requested, at the address specified herein below or at the address of the Subleased Premises or hand delivered to the Subleased Premises.  Said correspondence shall be addressed to Sublandlord and Landlord at the address stipulated below:

LANDLORD: AMARIS DEVELOPMENT LC

c/o Jerrod Thompson, Partner
110 S. Orange Ave
Orlando, FL 32801

SUBLANDLORD: SILVER STAR ENDEAVORS LLC

c/o Jeffrey Gitto, Partner
5508 Miami Ave
Tampa, FL 33604

SUBTENANT: SILVER STAR CAPITAL HOLDINGS, INC.,

c/o Jack Owens
2731 Silver Star Road
Orlando, Florida 32808

18.
Entire Agreement. This Agreement, together with the Lease, constitutes the sole agreement  of  the  parties  with  respect  to  the  Subleased  Premises  and  supersedes  any  prior understandings or written or oral agreements between the parties respecting thereto.

19.
Event of Default: Remedies.  If Subtenant shall be in default with respect to its obligations to Sublandlord under this Agreement, Sublandlord shall have the right to pursue all of its legal rights and remedies against Subtenant and subject to eviction pursuant to Fla. Stat. 83.20. Payment per Section 3 is a condition precedent necessary for completion of this lease agreement.  If  Subtenant  fails  to  transfer  the  shares  as  per  Section  3,  within  14  days  of execution  of this lease  agreement,  the  lease  will  be considered in  default and  invalid  and  no notice of eviction will be necessary. Subtenant will be liable for all cash monies paid to that point and subject to venue in Orange County, Florida.  If the company files bankruptcy or uses the premises in a manner not set forth, the lease will be considered in default and Subtenant will be subject to immediate eviction.

20.
Parties Bound.  All of  the covenants, terms  and conditions set forth  herein shall be  binding  upon  and  shall  inure  to  the  benefit  of  the  parties  hereto  and  their  respective successors and permitted assigns.

21.
Counterparts. The parties, which  counterparts together when executed by all  of the parties shall for all purposes be deemed an original, but all of which together shall constitute one  and  the  same  instrument,  may  execute  this  Agreement  concurrently  in  one  or  more counterparts.

22.
Governing Law.  The  parties  hereby  agree  that  this  Agreement  shall  be construed,  enforced  and  governed  by the  laws  of  the  State  of  Florida  with  venue  in  Orange County,  Florida.  In  the  event  of  a  dispute  between  any  of  the parties to this  Agreement,  the prevailing party shall be entitled to recover its reasonable attorney fees and court costs, both at a trial court level and the appellate court level.

23.
Insurance.  Subtenant  shall  maintain  any  and  all  insurance  policies  in  the  type and  amount  required  by  Sublandlord,  accordingly,  Subtenant  will  obtain  general  liability insurance  of  not  less  than  $1,000,000.00  and  shall  name  both  Landlord  and  Sublandlord  as additional insureds. The Certificate of Insurance shall name both Landlord and Sublandlord as additional  insured  and  a  copy  of  said  Policy/Certificate  of Insurance shall  be  delivered on  or before  30  days  following  Subtenant  obtaining  a  certificate  of  occupancy  for  the  Subleased Premises.

24.
Environmental Matters.  Subtenant  shall  indemnify  and  hold  Sublandlord harmless for the following matters arising during  the term of this  Agreement  to the extent that such  matters  relate  to  the  Subleased  Premises  and  to  the  activities  of  Subtenant  on  the Subleased Premises during the  term  of this  Agreement:   any and all claims, liabilities,  losses, dam ages  or  costs  including,  without  limitation,  reasonable  attorneys’,  environmental consultant’s, engineer’s or expert’s fees incurred by Sublandlord in connection with the violation of  any  environmental  law  by  Subtenant  affecting  the  Subleased  Premises,  any  generation, processing, handling transportation, storage, treatment or disposal of solid waste or hazardous waste by Subtenant relating to the Subleased Premises; and any releases (as defined under the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended) by  Subtenant  with  respect  to  its  operations  on  the  Subleased  Premises.    These provisions supersede any other provisions of this Agreement or the Lease that relate to compliance with environmental laws or Subtenant’s liability therefor.

25.	Signage. Sublandlord and the City of Orlando Historic District Department must both approve any signage for which Subtenant wishes to use.

26.
Drafting.  The parties agree that each reviewed the complete document prior to executing the same, and neither party is presumed to have any advantage in drafting or choice of language for this document.

IN WITNESS WHEREOF, Landlord, Sublessor and Subtenant have executed this Agreement on the date or dates set forth below, however this Agreement shall be effective for all purposes as of the date first above written.

Witness:	LANDLORD:
AMARIS DEVELOPMENT LC

Printed Name:
	By:	/s/ Jerrod Thompson
Jerrod Thompson
	Title:	Partner

	Date:	April 14, 2008

Witness:	SUBLANDLORD:
SILVER STAR ENDEAVORS LLC

Printed Name:
	By:	/s/ Jeffrey Gitto
Jeffrey Gitto
	Title:	Partner

	Date:	April 14, 2008

Witness:	SUBTENANT:
SILVER STAR CAPITAL HOLDINGS, INC.

Printed Name:
	By:	/s/ Cliffe Bodden
Cliffe Bodden
	Title:	President

	Date:	April 14, 2008